Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Files 2013 Form 10-K
●	Net Income Attributable to The Phoenix Companies, Inc. of $5.1 million for 2013
●	Investor Conference Call Scheduled for Aug. 15, 2014 at 10 a.m. EDT

Hartford, Conn., Aug. 6, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today announced the filing of its Annual Report on Form 10-K for the year ended December 31, 2013 (“2013 Form 10-K”) with the U.S. Securities and Exchange Commission (“SEC”).
“Filing the 2013 Form 10-K is a significant milestone as we continue to catch up with our delayed filings and remain focused on becoming a current SEC filer this year,” said James D. Wehr, president and chief executive officer.
Net income attributable to The Phoenix Companies, Inc. was $5.1 million for 2013 compared with a net loss attributable to The Phoenix Companies, Inc. of $168.5 million for 2012. Significant 2013 earnings drivers include:
●
A positive unlock of $108.1 million resulting from the company’s annual actuarial assumption review, driven primarily by improved mortality assumptions partially offset by decreased premium persistency assumptions, primarily in the universal life block.

●	Restatement expenses and audit fees of $88.6 million, comprised of $62.9 million of restatement expenses incurred during 2013 and $25.7 million of fees relating to the 2013 audit.
“The results for the year reflect strong business fundamentals, including better-than-expected mortality and improved policyholder persistency, offset by expenses associated with our financial reporting and remediation efforts,” Mr. Wehr said.

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The Phoenix Companies, Inc. … 2

 2013 EARNINGS SUMMARY

The company’s 2013 Form 10-K reports net income (loss) attributable to The Phoenix Companies, Inc., which excludes net income (loss) attributable to noncontrolling interests, in addition to net income (loss).

($ in millions, except per share data)	2013	2012
Net income (loss)	$4.7	$(167.9)
Less: Net income (loss) attributable to noncontrolling interests	(0.4)	0.6
Net income (loss) attributable to The Phoenix Companies, Inc.	$5.1	$(168.5)

EARNINGS PER SHARE SUMMARY:
Net income (loss) attributable to The Phoenix Companies, Inc.
Basic	$0.89	$(29.20)
Diluted	$0.88	$(29.20)
Net income (loss)
Basic	$0.82	$(29.10)
Diluted	$0.82	$(29.10)

Weighted average shares outstanding (in thousands)
Basic	5,735	5,770
Diluted	5,764	5,770

2013 OPERATING METRICS

●	Annuity deposits of $682.9 million for 2013 compared with $824.2 million for 2012.
●	Net annuity flows (deposits less surrenders) of $85.1 million for 2013 compared with $295.6 million for 2012.
●	Annuity funds under management of $5.5 billion at Dec. 31, 2013 compared with $5.0 billion at Dec. 31, 2012.
●	Life insurance annualized premium of $2.4 million for 2013 compared with $2.9 million for 2012.
●	Gross life insurance in-force of $103.9 billion at Dec. 31, 2013 compared with $115.3 billion at Dec. 31, 2012.
●	2013 mortality was favorable compared with expectations. Open block experience was favorable, driven by universal life results, and closed block experience was modestly unfavorable.
●	2013 total individual life surrenders at 4.6%, and closed block life policies at 4.2% compared with 5.8% and 5.5% for 2012.
●	2013 annuity surrenders at 11.3% compared with 11.0% for 2012.
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The Phoenix Companies, Inc. … 3

●	Holding company liquidity was $181.5 million at Dec. 31, 2013, comprised of cash and non-affiliated securities of $166.8 million and an additional $14.7 million in tax receivables from PLIC.
●	Dividend capacity from PLIC to the holding company is $58.7 million for 2014.
●	Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), including inter-company revenues, was $3.5 million for 2013 compared with $3.2 million for 2012.

REALIZED AND UNREALIZED INVESTMENT GAINS AND LOSSES
Net realized investment gains were $21.3 million for 2013, compared with net realized investment losses of $10.5 million for 2012. Net other-than-temporary impairment losses were below long-term averages at $12.3 million for 2013, compared with $28.8 million for 2012. Derivative losses of $27.7 million for 2013, compared with $50.4 million during 2012, were driven primarily by the increase in the equity markets.
Net unrealized gains on available-for-sale debt securities decreased by $547.4 million to $390.6 million at Dec. 31, 2013 from $938.0 million at Dec. 31, 2012. The change was due primarily to higher interest rates.

BALANCE SHEET
The quality of the portfolio remained strong during 2013 with the proportion of below investment grade bonds at 7.3% at Dec. 31, 2013, compared with 8.2% at Dec. 31, 2012.
Debt-to-total-capital1 was 33.0% at Dec. 31, 2013. Phoenix has no debt maturities until 2032.
Balance Sheet ($ in millions)	December 31, 2013	December 31, 2012	Change
Total Assets	$21,624.6	$21,629.8	$(5.2)
Total Liabilities	$21,040.9	$21,119.3	$(78.4)
Indebtedness	$378.8	$378.8	--
Total Stockholders’ Equity	$583.7	$510.5	$73.2
Total Stockholders’ Equity excluding Accumulated OCI	$768.9	$759.8	$9.1

Debt to Total Capital1	33.0%	33.3%	(0.3)%
1 Based on Total Stockholders’ Equity, excluding Accumulated OCI.

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The Phoenix Companies, Inc. … 4

ADDITIONAL INFORMATION

Second Quarter 2014 Estimated Operating Metrics and Unaudited Statutory Results
On Aug. 15, 2014, the company intends to report second quarter 2014 estimated operating metrics and unaudited statutory results for its principal operating subsidiary, Phoenix Life Insurance Company.

NYSE Listing
On April 2, 2014, the company announced that it had received a notice from the NYSE regarding its failure to timely file its 2013 Form 10-K. Since then, Phoenix has been subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE Listed Company Manual, under which the NYSE has been monitoring the status of the 2013 Form 10-K and related public disclosures. Phoenix believes that it achieves compliance with this NYSE continued listing requirement with today’s filing of its 2013 Form 10-K.

Timetables for Delayed SEC Filings
On Aug. 1, 2014, Phoenix announced revised timetables for delayed and certain future SEC filings for itself and its subsidiary, PHL Variable Insurance Company (“PHL Variable”). The revised timetables provide for Phoenix to file its first, second and third quarter 2013 Forms 10-Q by Sept. 10, 2014, its first and second quarter 2014 Forms 10-Q by Oct. 17 and 24, 2014, respectively, and to return to current SEC filer status with its third quarter 2014 Form 10-Q by Dec. 5, 2014. The revised timetables provide for PHL Variable to file its 2013 Form 10-K by Aug. 22, 2014, its first, second and third quarter 2013 Forms 10-Q by Sept. 12, 2014, its first and second quarter 2014 Forms 10-Q by Oct. 21 and 28, 2014, respectively, and to return to current SEC filer status with its third quarter 2014 Form 10-Q by Dec. 12, 2014.

Annual Meeting of Stockholders
As previously announced, Phoenix has scheduled its 2014 Annual Meeting of Stockholders for Nov. 20, 2014 at the company’s offices in Hartford, Conn.

CONFERENCE CALL
Phoenix will host a conference call on Friday, Aug. 15, 2014 at 10 a.m. EDT to present information on the company’s 2013 financial results, and second quarter 2014 estimated operating metrics and unaudited statutory results for its principal operating subsidiary, Phoenix Life Insurance Company (PLIC), and other matters. Presentation materials and a live broadcast will be available on the company’s website, www.phoenixwm.com, under “Investor Relations.” The live broadcast also can be accessed by telephone at 517-308-9305 (Passcode: PHOENIX). A replay will be available through Aug. 29, 2014 by telephone at 203-369-0945 (Passcode: 5505) and on the company’s website.
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The Phoenix Companies, Inc. … 5

ABOUT PHOENIX
The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. PHL Variable Insurance Company has its statutory home in Hartford, Connecticut, and files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the amended administrative order entered by the SEC with respect to the Company and its wholly owned subsidiary, PHL Variable Insurance Company (“PHL Variable”), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.
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The Phoenix Companies, Inc. … 6

Consolidated Statement of Income
($ in millions, except per share data)
	2013	2012
REVENUES:
Premiums	$351.6	$402.3
Fee income	551.2	556.2
Net investment income	787.2	829.3
Net realized investment gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(7.5)	(51.7)
Portion of OTTI losses recognized in other comprehensive income (“OCI”)	(4.8)	22.9
Net OTTI losses recognized in earnings	(12.3)	(28.8)
Net realized investment gains (losses), excluding OTTI losses	33.6	18.3
Net realized investment gains (losses)	21.3	(10.5)
Gain on debt repurchase	—	11.9
Total revenues	1,711.3	1,789.2

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	1,026.5	1,166.1
Policyholder dividends	189.7	294.8
Policy acquisition cost amortization	113.7	200.0
Interest expense on indebtedness	28.9	30.8
Other operating expenses	335.6	253.5
Total benefits and expenses	1,694.4	1,945.2
Income (loss) from continuing operations before income taxes	16.9	(156.0)
Income tax expense (benefit)	9.6	(3.7)
Income (loss) from continuing operations	7.3	(152.3)
Loss from discontinued operations, net of income taxes	(2.6)	(15.6)
Net income (loss)	4.7	(167.9)
Less: Net income (loss) attributable to noncontrolling interests	(0.4)	0.6
Net income (loss) attributable to The Phoenix Companies, Inc.	$5.1	$(168.5)

GAIN (LOSS) PER SHARE: [1]
Gain (loss) from continuing operations – basic	$1.27	$(26.40)
Gain (loss) from continuing operations – diluted	$1.27	$(26.40)
Loss from discontinued operations – basic	$(0.45)	$(2.70)
Loss from discontinued operations – diluted	$(0.45)	$(2.70)
Net income (loss) attributable to The Phoenix Companies, Inc. – basic	$0.89	$(29.20)
Net income (loss) attributable to The Phoenix Companies, Inc. – diluted	$0.88	$(29.20)
Basic weighted-average common shares outstanding (in thousands)	5,735	5,770
Diluted weighted-average common shares outstanding (in thousands)	5,764	5,770
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[1]
All share amounts for all periods reflect the 1-for-20 reverse stock split, which was effective August 10, 2012. See Note 10 to our consolidated financial statements for additional information on the reverse stock split.

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The Phoenix Companies, Inc. … 7

Consolidated Balance Sheets
($ in millions, except share data)
	2013	2012
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $11,418.0 and $11,018.4)	$11,808.6	$11,956.4
Available-for-sale equity securities, at fair value (cost of $40.4 and $27.5)	61.8	34.8
Short-term investments	361.6	699.6
Limited partnerships and other investments	561.9	577.3
Policy loans, at unpaid principal balances	2,350.3	2,354.7
Derivative instruments	243.1	157.4
Fair value investments	210.8	201.5
Total investments	15,598.1	15,981.7
Cash and cash equivalents	496.4	246.4
Accrued investment income	170.4	170.3
Receivables	66.0	82.9
Reinsurance recoverable	603.3	583.6
Deferred policy acquisition costs	940.6	902.2
Deferred income taxes, net	70.0	49.4
Other assets	233.9	243.1
Discontinued operations assets	43.6	53.7
Separate account assets	3,402.3	3,316.5
Total assets	$21,624.6	$21,629.8

LIABILITIES:
Policy liabilities and accruals	$12,437.6	$12,656.7
Policyholder deposit funds	3,429.7	3,040.7
Dividend obligations	705.9	1,003.6
Indebtedness	378.8	378.8
Pension and postretirement liabilities	315.9	429.3
Other liabilities	333.0	245.3
Discontinued operations liabilities	37.7	48.4
Separate account liabilities	3,402.3	3,316.5
Total liabilities	21,040.9	21,119.3

COMMITMENTS AND CONTINGENCIES (Notes 22, 23 and 24)

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 5.7 million and 5.7 million shares outstanding [1]	0.1	0.1
Additional paid-in capital	2,633.1	2,633.1
Accumulated other comprehensive loss	(185.2)	(249.3)
Accumulated deficit	(1,692.1)	(1,697.2)
Treasury stock, at cost: 0.7 million and 0.7 million shares [1]	(182.9)	(182.9)
Total The Phoenix Companies, Inc. stockholders’ equity	573.0	503.8
Noncontrolling interests	10.7	6.7
Total stockholders’ equity	583.7	510.5
Total liabilities and stockholders’ equity	$21,624.6	$21,629.8
1 All share amounts for all periods reflect the 1-for-20 reverse stock split, which was effective August 10, 2012.

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